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                                 EXHIBIT 10(M)

                             STOCK OPTION AGREEMENT

     This Stock Option Agreement (the "Agreement") is entered into this 6th day of February, 1996 by and between Bell Industries, Inc., a California corporation (the "Company") and Non-Employee Director ("Optionee"), a director eligible to participate in the Company's Non-Employee Directors' Stock Option Plan (the "Plan").

     It is hereby agreed as follows:

 1. GRANT OF OPTION UNDER THE PLAN

     The Company hereby grants Optionee an option to purchase 10,000 shares of its common stock at an exercise price of $22.50, pursuant to the Plan (a copy of which is attached to this Agreement and by this reference is incorporated herein) in the manner and subject to the conditions set forth herein.

 2. TIME OF EXERCISE OF OPTION

     No portion of the option granted hereby shall be exercisable prior to six months and one day from the date hereof. At that time through October 1, 1996, 30% of the options granted hereby are exercisable; after October 1, 1996 through October 1, 1997, 60% of the options granted hereby are exercisable; after October 1, 1997, all options granted hereby are exercisable. Once becoming exercisable, this option may be exercised, partially or in full, at any time through the close of business on February 6, 2001, at which time this option shall terminate.

 3. METHODS OF EXERCISE AND PAYMENT

     This option may be exercised by giving notice of exercise to either the Chief Financial Officer, Treasurer, or Secretary of the Company, setting forth the number of options being exercised and accompanied by payment of the exercise price. The exercise price may consist of cash or the transfer to the Company of shares of its outstanding common stock; in each instance having a value equal to the number of shares to which this option is being exercised times the exercise price per share. If shares of common stock are being used to exercise this option, such shares shall be valued at the closing price of the Company's common stock on the New York Stock Exchange (or if not so listed, valued as established by the Plan) on the day immediately preceding the exercise date.

     The Company shall make delivery of the certificate representing the shares as directed by Optionee as soon as possible but not later than ten business days from date of exercise.

 4. PUBLIC RESALE OF SHARES

     It is anticipated that the shares issued upon the exercise of this option will be registered under the Securities Act of 1933, thereby permitting Optionee the right to resell the shares to the public (subject to the limitations imposed by Rule 144 of such Act). In the event that such shares cannot be freely sold to the public, Optionee agrees that a legend shall be affixed to the share certificate representing such shares to the effect that said shares are not freely tradable.

 5. RIGHTS PRIOR TO EXERCISE OF OPTION

     This option is nontransferable by Optionee, except in the event of Optionee's death as provided in the Plan, during Optionee's lifetime and is exercisable only by Optionee.

 6. TERMS OF PLAN TO CONTROL

     To the extent any of the terms and conditions of this Agreement are inconsistent with the terms or conditions of the Plan, the terms and conditions of the Plan shall control. Further, all of the terms and


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conditions of any amendments to the Plan adopted after the date hereof which are not adverse to Optionee shall be deemed part of the Plan incorporated herein by reference.

 7. COUNTERPARTS AND SEVERAL EXECUTIONS

     This Agreement may be executed in counterparts, which counterparts, taken together and regardless of the date of execution of same, shall constitute one agreement.

 8. EFFECTIVENESS OF OPTION

     This Agreement and the option granted herein shall become null and void unless the Plan is approved by the requisite vote of the Company's shareholders as set forth in the Plan.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day first above written.

                                          BELL INDUSTRIES, INC.



                                          by
                                             --------------------------------

                                          NON-EMPLOYEE DIRECTOR



                                          by
                                             --------------------------------
                                                   Non-employee Director